UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	001-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1 per share	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	REGULATION FD DISCLOSURE.

The following information, including Exhibit 99.1, is being furnished, not filed, pursuant to Item 7.01—Regulation FD Disclosure of Form 8-K.

On January 11, 2024, MBIA Inc. (the “Company”) posted IRS Form 8937 “Report of Organizational Actions Affecting Basis of Securities” on its website, www.mbia.com, under the section “Investor Relations – Financial Information” @ https://investor.mbia.com/files/doc_downloads/2024/01/Form-8937.pdf. The Company’s IRS Form 8937 provides an explanation of the tax consequences to shareholders with respect to the Company’s treatment of the extraordinary cash dividend of $8.00 per share paid on December 22, 2023 to shareholders of record as of December 18, 2023. The Company’s IRS Form 8937 indicates that the extraordinary cash dividend is expected to be treated as a tax free return of capital up to an investor’s adjusted cost basis in its shares, and if an investor’s adjusted cost basis is reduced to zero, any remaining portion of the dividend will be taxed as capital gains. A copy of the Company’s IRS Form 8937 is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01 as if fully set forth herein. The Company’s IRS Form 8937 will be updated as necessary following the release of the Company’s full year 2023 financial results, which is tentatively scheduled for February 28, 2024. Shareholders should consult their own tax professionals regarding their receipt of the extraordinary cash dividend.

Item 9.01.	EXHIBITS

99.1	Form 8937 dated January 10, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ William J. Rizzo
William J. Rizzo
Co-General Counsel

Date: January 11, 2024